Exhibit 2

CERTIFIED MAIL

RETURN RECEIPT REQUESTED

July 8, 2014

Synacor, Inc.

40 La Riviere Drive, Suite 300

Buffalo, New York 14202

Re: Inspection of Stockholder List and Other Books and Records

Ladies and Gentlemen:

This letter is submitted by JEC II Associates, LLC (“JEC”), JEC Capital Partners, LLC (“Capital Partners”), K. Peter Heiland (together with JEC and Capital Partners, the “JEC Affiliates”) and Ratio Capital Management B.V. (“RCM”), on behalf of Stichting Bewaarder Ratio Capital Partners (“S.B. RCP”). The JEC Affiliates and RCM are referred to herein as the “Requesting Stockholders.” Each of JEC and Capital Partners is a Delaware limited liability company. Mr. Heiland is a citizen of Germany. RCM is a company formed in the Netherlands and is the investment manager of Ratio Capital Partners (“RCP”). RCP is a tax-transparent mutual fund (fonds voor gemene rekening) under the laws of the Netherlands. S.B. RCP is the depository in which the legal ownership of RCP’s shares of common stock of the Company are held. The JEC Affiliates beneficially own in the aggregate 1,353,400 shares of common stock, par value $0.01 per share, of Synacor, Inc., a Delaware corporation (the “Company”) and S.B. RCP is the legal owner of 1,345,300 shares of common stock, par value $0.01 per shares, of the Company.

Attached as Exhibit A is documentary evidence of the JEC Affiliates’ beneficial ownership of an aggregate of 1,353,400 shares of common stock in the Company as of July 7, 2014 and S.B. RCP’s legal ownership of 1,345,300 shares of common stock of the Company as of June 30, 2014, and such documentary evidence is a true and correct copy of what it purports to be. The JEC Affiliates and S.B. RCP continue to own the shares reflected on Exhibit A. In addition, copies of the Requesting Stockholders’ Schedule 13D and amendments thereto filed with the SEC, which provide additional information regarding the Requesting Stockholders’ ownership of the common stock of the Company, are available here: https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001408278&owner=include&count=40&hidefilings=0.

Pursuant to Section 220 of the Delaware General Corporation Law (the “DGCL”), the Requesting Stockholders hereby demand, during the Company’s usual hours for business, to inspect, and to make copies and extracts from, the following books and records of the Company:

(1)         The Company’s stock ledger and list of stockholders, including the following information:

(a)          A complete record or list of the holders of (i) shares of the Company’s capital stock (“Stock”) and (ii) warrants, rights and options entitling the holders thereof to purchase from the Company shares of Stock (“Rights”), in each case (i) and (ii) certified by the Company or its transfer agent and showing in respect of each such holder (A) the name, last known business, residence or mailing address, and telephone number of each such holder; (B) the number of shares of Stock and Rights held by each such holder; (C) the name of such holder on each certificate; (D) all existing certificate numbers for such holder; (E) the date each certificate was issued to each such holder; (F) the amount of each such holder’s shares of Stock or Rights represented by each certificate number; and (G) any indications that any such holder’s certificate is restricted in any way, including any transfer restrictions on such certificate.

(b)          A complete record or list of the holders of Stock and Rights who are participants in any employee stock ownership, stock purchase, stock option, retirement, restricted stock, incentive, profit sharing, dividend reinvestment or any similar plan of the Company in which voting of shares under the plan is controlled, directly or indirectly, individually or collectively, by such plan’s participants, showing in respect of each such holder (i) the name, last known business, residence or mailing address, and telephone number of each such holder; (ii) the number of shares of Stock and Rights attributable to each such participant in any such plan; and (iii) the name, business address and telephone number of the trustee or administrator of any such plan, and a detailed explanation of the voting treatment not only of shares of Stock for which the trustee or administrator receives instructions from participants, but also shares of Stock for which either they do not receive instructions or shares of Stock which are outstanding in any such plan but are unallocated to any participant.

(c)          A complete record or list of the holders of Stock and Rights and respondent banks who have elected to receive electronic copies of proxy materials with respect to meetings of stockholders of the Company pursuant to Rule 14a-16(j)(2) of the Securities Exchange Act of 1934, as amended.

(d)          All transfer journals and daily transfer sheets showing changes in the names, addresses and number of shares of holders of Stock or Rights which are in or come into the possession of the Company or any of its transfer agents or registrars, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or their respective nominees.

(e)          All information in or which comes into possession or control of the Company or any of its transfer agents or registrars, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or their respective nominee, concerning the names, addresses and number of shares of Stock and Rights held by the participating brokers and banks named in the individual nominee names of Cede & Co. or other similar depositories or nominees, including respondent bank lists.

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(f)          All information in or that comes into the Company’s possession, or that can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or their respective nominee, relating to the names of the beneficial owners of Stock or Rights pursuant to Rule 14b-1(c) or Rule 14b-2(c) under the Securities Exchange Act of 1934, as amended, including a Non Objecting Beneficial Owners or “NOBO” list.

(g)          All stop lists or stop transfer lists relating to any shares of Stock or Rights.

(h)          All voting detail from the Company’s 2014 annual meeting of stockholders, including (i) detailed listing of register holders’ votes and (ii) copies of all votes of beneficial holders, including all votes issued by any bank, broker, nominee or trust company, including any legal proxies.

(i)          In respect of all information referred to in paragraphs (a) through (h) above, (i) electronic media containing such information, (ii) the computer processing data necessary for the Requesting Stockholders to make use of such information on electronic media, and (iii) a hard copy printout of such information for verification purposes (all information referred to in paragraphs (a) through (h) above, collectively, the “Stocklist Materials”).

(2)         For the period from June 2001 to the present, inclusive, all (a) documents evidencing all compensation received by the Company’s directors and all awards and Rights issued to the Company’s directors and (b) minutes of meetings of the board of directors of the Company or of any committee of the board of directors, financial analyses, reports, appraisals evaluations, notes or correspondence that refer to or discuss director compensation (all information referred to in subsections (a) and (b) of this paragraph, collectively, the “Director Compensation Materials”).

The Requesting Stockholders demand that all Stocklist Materials and Director Compensation Materials be made available to the Requesting Stockholders or their designees, as of the most recent date available, no later than the fifth business day after the date hereof. In addition, the Requesting Stockholders demand that any updates, changes, modifications, corrections, additions or deletions to any of the Stocklist Materials (including, for the avoidance of doubt, daily DTC updates) and Director Compensation Materials be immediately furnished to the Requesting Stockholders as such updates, modifications, additions or deletions become available to the Company, its agents or other representatives.

The purpose of this demand is to enable the Requesting Stockholders to (a) communicate with fellow stockholders of the Company regarding the corporate affairs of the Company, including, without limitation, the pursuit by the board of directors of the Company of strategic alternatives, including the possible sale of the Company, (b) evaluate whether the board of directors breached its fiduciary duty to establish and pay reasonable compensation to the directors, and to (c) evaluate whether the Company has meritorious claims against any or all of the directors of the Company in connection with the foregoing, evaluate the potential strength thereof and the feasibility of asserting any such claims determined to be meritorious derivatively on behalf of the Company.

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The Requesting Stockholders have designated to conduct the inspection of the Stocklist Materials and Director Compensation Materials requested herein: Nutter, McClennen & Fish, LLP, and its partners, associates, employees and other persons designated by Nutter, McClennen & Fish, LLP. A copy of the power-of-attorney granted to such designees is attached hereto as Exhibit B.

Pursuant to Section 220 of the DGCL, the Company is required to respond to this demand within five business days of the date hereof. Accordingly, please advise the Requesting Stockholder’s counsel at Nutter, McClennen & Fish, LLP, James E. Dawson, at 617.439.2623, as promptly as practicable within the requisite timeframe, when and where the Stocklist Materials and Director Compensation Materials will be made available to the Requesting Stockholders or their designees. If the Company contends that this demand is incomplete or is otherwise deficient in any respect, please notify the Requesting Stockholders immediately in writing, with a copy to James E. Dawson, Nutter, McClennen & Fish, LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts 02215, telephone number 617.439.2623 and email jdawson@nutter.com, setting forth the facts or law that the Company contends support its position and specifying any additional information believed to be required. In the absence of such prompt notice, the Requesting Stockholders will assume that the Company agrees that this demand complies in all respects with the requirements of the DGCL.

The Requesting Stockholders hereby state, under the pains and penalties of perjury, that the facts, statements and representations contained in the foregoing demand letter are true and correct to the best of their knowledge and belief.

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Very Truly Yours,

JEC II Associates, LLC

By:	/s/ K. Peter Heiland
Name:	K. Peter Heiland
Title:	Manager

JEC Capital partners llc

By:	/s/ K. Peter Heiland
Name:	K. Peter Heiland
Title:	Managing Partner

/s/ K. Peter Heiland
K. Peter Heiland

Ratio Capital Management B.V.

By:	/s/ Bart Kool
Name:	Bart Kool
Title:	Director

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Exhibit A

July 7, 2014

RE: SYNC Holding

To Whom it may concern:

We are the broker/dealer for Mr. Heiland's accounts. Mr. Heiland has two accounts registered with our broker/dealer, Merriman Capital, Inc. Below you will find account details and ownership details for SYNC.

Account NB3-012011, registered for Klaus-Peter Heiland. Mr. Heiland currently holds 50,000 shares of SYNC (cusip 871561106).

Account NB3-012284 Mr. Heiland's also holds a limited partnership account with us in the name of JEC II Associates, LLC. This account currently holds 1,303,400 shares of SYNC (cusip 871561106).

Please let us know if you require any further information.

Thank you,

/s/ Sumit Mahay
Sumit Mahay
Vice President,
Brokerage Operations

250 Montgomery Street – 16th Floor ■ San Francisco, CA 94104

1.800.909.7897 Main ■ (415) 248-5690 Fax

To whom it may concern

Date	07 July 2014
Reference	Afb20140707
Subject	Holding Statement
E-mail	aacb.ais.clientdesk@nl.abnamro.com

ABN AMRO Bank N.V.
Institutional Investor Services
Dear Sir/Madam,
Gustav Mahlerlaan 10
1082 PP Amsterdam
This is to confirm that ABNAMRO Clearing Bank N.V. currently acts as custodian for Stichting Bewaarder Ratio Capital Partners.

On 30 June 2014 Stichting Bewaarder Ratio Capital Partners held 1,345,300 shares of Synacor (ISIN code US8715611062).	The Netherlands

Please feel free to contact us should you have any questions.

Yours Faithfully,

ABN AMRO Bank N.V.

/s/ Yngvar de Zeeuw	/s/ Koos Brunt
Yngvar de Zeeuw	Koos Brunt

ABN AMRO Bank N.V., gevestigd te Amsterdam
Handelsregister K.v.K. Amsterdam, nr 34334259
BTW nr NL820646660B01

Exhibit B

Power of Attorney

Know all by these presents, that the undersigned hereby constitute and appoint Nutter, McClennen & Fish, LLP, and its partners, associates, employees and other persons designated by Nutter, McClennen & Fish, LLP, each of the undersigned’s true and lawful attorney-in-fact and agent for it in its name, place and stead, giving and granting unto said attorneys and agents full power and authority to act on their behalf to:

(1)         Seek the production, engage in the inspection, and make copies and extracts from, records and documents of every kind and description that the undersigned demanded pursuant to Section 220 of the General Corporation Law of the State of Delaware by letter to Synacor, Inc. (the “Company”) dated July 8, 2014 (the “Demand Letter”), including all Stocklist Materials and Director Compensation Materials.

(2)         Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned , it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned reserve all rights on their part to do any act that said attorneys and agents hereby are authorized to do or perform. This Power of Attorney may be terminated by each of the undersigned parties or said attorneys and agents by written notice to the other parties hereto.

JEC II Associates, LLC

By:	/s/ K. Peter Heiland
Name:	K. Peter Heiland
Title:	Manager

JEC Capital partners llc

By:	/s/ K. Peter Heiland
Name:	K. Peter Heiland
Title:	Managing Partner

/s/ K. Peter Heiland
K. Peter Heiland

RATIO CAPITAL MANAGEMENT B.V.

By:	/s/ Bart Kool
Name:	Bart Kool
Title:	Director